SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of its management succession planning and to provide for an orderly transition, on January 7, 2008, the Board of Directors of ArQule, Inc. (“ArQule” or the “Registrant”) amended the employment agreement of Stephen A. Hill, its President and Chief Executive Officer.  Pursuant to the terms of this amendment, Dr. Hill will continue to serve as President and Chief Executive Officer and a director of the Registrant until March 31, 2008, at which time he will resign from those positions, and Dr. Hill will be entitled to receive the payments and benefits provided for in Section 16 of his employment agreement, as amended.  All other terms and conditions of the employment agreement will remain in full force and effect.

The foregoing summary of the material terms of the amendment to Dr. Hill’s employment agreement is qualified by reference to the full text of the amendment, which is included as Exhibit 10.1 hereto, to the terms of his employment agreement filed as Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the amendment to his employment agreement filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 10, 2007, each of which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1        Amendment to Employment Agreement, effective as of January 7, 2008, by and between ArQule, Inc. and Stephen A. Hill.  Filed herewith.

10.2        Amendment to Employment Agreement, dated as of October 4, 2007, by and between ArQule, Inc. and Stephen A. Hill.  Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 10, 2007 (File No. 000-21429) and incorporated herein by reference.

10.3        Employment Agreement by and between the Company and Stephen A Hill, dated January 1, 2004. Filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-21429) and incorporated herein by reference.

99.1        Text of press release announcing changes in management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President and Chief
Operating Officer

January 7, 2008